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                                                                    EXHIBIT 10.1

                       INTER-COMPANY REINSURANCE AGREEMENT

      THIS INTER-COMPANY REINSURANCE AGREEMENT ("Agreement") is made and effective January 1, 2005, by and between Star Insurance Company ("Star"), and Ameritrust Insurance Corporation, Savers Property and Casualty Insurance Company and Williamsburg National Insurance Company, (hereinafter collectively referred to as "Affiliated Companies").

                                    RECITALS

      WHEREAS, the parties hereto are engaged in the transaction of various forms of property, casualty, medical malpractice, commercial auto and workers' compensation insurance business in the United States and are a member of the Insurance Company Holding System of Meadowbrook Insurance Group, Inc.;

      WHEREAS, Star shall be considered the lead company for the purposes of this Agreement;

      WHEREAS, the parties wish to enter into an Inter-Company Reinsurance Agreement to conform with state legal requirement;

      NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                            APPLICATION OF AGREEMENT

      This Agreement is effective as of 12:01 a.m. on January 1, 2005, (the "Effective Date") and applies to all insurance risks of the Affiliated Companies located in the United States as of the Effective Date, as well as to all such risks written and assumed thereafter.

                                   ARTICLE II
                              REINSURANCE AGREEMENT

      (a) The Affiliated Companies hereby agree to cede to Star and Star agrees to reinsure, 100% of the liabilities and expenses of the Affiliated Companies existing as of January 1, 2005 and during the term of this Agreement relating to all insurance and reinsurance policies issued by or on behalf of the Affiliated Companies with outstanding liabilities as of the Effective Date, as well as written or assumed thereafter.

      (b) Star hereby agrees to cede and the Affiliated Companies hereby agree to reinsure Star, their Respective Percentages (as set forth in Appendix A) of the liabilities and expenses of Star existing as of January 1, 2005 and occurring during the term of this Agreement relating to all insurance and reinsurance policies issued by or on behalf of Star with outstanding liabilities as of Effective Date, as well written or assumed thereafter.

            The liabilities ceded under this Article II(b) shall be net of reinsurance ceded to excess of loss and/or quota share reinsurers, excluding the parties hereto and shall not include liabilities for federal income taxes, liabilities incurred in connection with investment transactions, liabilities for dividends and other liabilities not incurred in connection with underwriting and claim operations.

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                                   ARTICLE III
                              PREMIUMS AND RESERVES

(a) The Affiliated Companies agree to transfer to Star, and Star agrees to accept, all premium and reserves related to the business ceded to Star under Article II.

(b) Star agrees to transfer to the Affiliated Companies their Respective Percentages of the premium received and reserves maintained by Star for its own account and for business reinsured by it under Article II.

      The premium ceded under this Article II(b) shall be net of reinsurance premium placed with unaffiliated quota share or excess of loss reinsurers. Until Williamsburg National Insurance Company receives authority to write disability insurance in California and Michigan, disability insurance will be excluded from this agreement.

                                   ARTICLE IV
                               INVESTMENT EXPENSES

      Notwithstanding anything to the contrary in this Agreement, no investment expenses of any party (including costs of personnel) shall be allocated based on premium volume, but such expenses shall be allocated on a cost basis among the parties.

                                    ARTICLE V
                              RESPECTIVE PERCENTAGE

      The term "Respective Percentage" as used in this Agreement shall be as stated in Appendix A hereto.

                                   ARTICLE VI
                          OTHER REINSURANCE AGREEMENTS

      Star and Affiliated Companies agree that all reinsurance to be ceded to excess of loss and quota share reinsurers, excluding the parties hereto shall be ceded by and in the name of Star.

                                   ARTICLE VII
                                   ACCOUNTING

      Accounts, including reports for premiums and losses, and payment of losses shall be made no less frequently than on a quarterly basis, unless there is no activity during the period. The report of premiums and losses shall set forth the ceding Company's total loss and loss expense reserves on the policy obligations subject to this agreement. A ceding company may make a request at any time for immediate payment of a recovery and the funds will be made available without delay.

                                  ARTICLE VIII
                           POLICY AND CLAIMS HANDLING

      As of the Effective Date of this Agreement, the Affiliated Companies hereby authorize and empower Star to collect and receive all premium and other recoverable amounts, and to

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take charge of, adjust and pay all losses with respect to any and all contracts and policies of insurance issued by the Affiliated Companies and to reinsure, administer or terminate all such contracts and policies as appropriate.

                                   ARTICLE IX
                                   ASSIGNMENT

      Each of the Affiliated Companies assign to Star all right and interest of such Affiliated Company in its agents' balances and uncollected premium whether due or overdue underwriting expenses, as well as all right, title and interest in regulatory pools, associations or assessments, and any other underwriting assets and related liabilities. In turn, Star hereby transfers and assigns to each Affiliated Company their Respective Percentage of all premium, underwriting expenses and all title and interest in regulatory pools, associations or assessments and other underwriting assets and liabilities.

      Each of the Affiliated Companies assign to Star all right and interest of such Affiliated Company in reinsurance agreements entered into by it, and authorizes Star to take such actions as may be necessary to execute transactions pursuant to such reinsurance agreements.

                                    ARTICLE X
                                 RIGHT TO OFFSET

      The obligation of each party under this Agreement to transfer underwriting assets and liabilities to another party may be offset by the reciprocal obligations of such other party so that only the net amount of such underwriting assets and liabilities shall be required to be transferred.

                                   ARTICLE XI
                             CREDIT FOR REINSURANCE

      Each participant to this Agreement shall take full credit for all liabilities ceded to the other participants. To the extent that any participant is not identically licensed in the other participants' states of domicile, the ceding company will either retain sufficient funds withheld trusts or will obtain adequate letters of credit from the assuming party to secure reinsurance recoveries.

                                   ARTICLE XII
                                 ORIGINAL TERMS

      The terms and conditions of the reinsurance hereunder shall in all cases be identical with the terms and conditions of the original insurance.

                                  ARTICLE XIII
                              INDEPENDENT OPERATION

      Notwithstanding any other provision of this Agreement, Star and the Affiliated Companies agree: (a) that each company owns, has custody of and keeps its own general corporate accounts; (b) that each company owns all the records of its business; (c) that each company has the ultimate veto right on its underwriting; (d) that each company has the ultimate right to cancel its risks;
(e) that each company has the ultimate responsibility for and

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control of claims adjustment and claims payment and investment management; (f)
that premium collected by Star as provided for in the Agreement shall be held and paid by Star in a fiduciary capacity under this Agreement; (g) that each company retains the right to cancel this Agreement at any time as stated in
Article XIV; and (h) this Agreement may not be assigned by any party without the written consent of all other parties and applicable regulatory agencies.

                                   ARTICLE XIV
                                   INSOLVENCY

      In the event of the insolvency of any company that is a party to this Agreement, this reinsurance shall be payable directly to the company, or to its liquidator, receiver or conservator or statutory successor in the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the reinsurers of the pendency of a claim against the company indicating the policy or bond reinsurance which claim would involve a possible liability on the part of the reinsurers within a reasonable time after that claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of that claim the reinsurers may investigate that claim and interpose, at their own expense, in the proceeding where that claim is to be adjudicated any defense (s) they may deem available to the company or its liquidator, receiver, conservator or statutory successor. This expense incurred by the reinsurers shall be chargeable, subject to the approval of the court, against the company as part of the expense conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the reinsurers.

      Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to that claim, the expense shall be apportioned in accordance with the terms of the reinsurance agreement as though that expense had been incurred by the company.

      This insolvency clause shall not preclude the reinsurer from asserting any excuse of defense to payment of this reinsurance other than the excuses or defenses of the insolvency of the company and the failure of the company's liquidator, receiver, conservator or statutory successor to pay all or a portion of the claim.

                                   ARTICLE XV
                            AMENDMENT OR CANCELLATION

      This Agreement may be amended by mutual agreement expressed in writing by the parties hereto. If this Agreement is amended, the parties shall provide the applicable regulatory agency thirty (30) days advance notice of such amendment.

      This Agreement shall remain in force until canceled by written notice given by any party to the others, at least 60 days in advance of the effective date of cancellation. In addition, written notice shall be provided by the parties to the applicable regulatory agency thirty (30) days in advance of the cancellation date. In the event of such cancellation, all rights and obligations of the parties hereto with respect to policies which are then reinsured hereunder

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shall continue to be governed by this Agreement, until such policies shall expire or are renewed.

                                   ARTICLE XVI
                                  SOLE BENEFIT

      This Agreement is solely between and for the benefit of the parties hereto, and the acceptance of reinsurance hereunder shall not create any right or legal relation whatsoever between any third-party, such as, policyholder, unaffiliated quota share reinsurer or excess of loss reinsurer.

                                  ARTICLE XVII
                                  GOVERNING LAW

      This Agreement is made in the State of Michigan and shall be construed according to the laws of the State of Michigan.

                                  ARTICLE XVIII
                                 PERIODIC REVIEW

      This Agreement shall be reviewed by the parties annually and its terms renegotiated as the parties may mutually agree.

                                   ARTICLE XIX
                   PRIOR INTERCOMPANY REINSURANCE AGREEMENTS

      All prior reinsurance agreements among the parties hereto are terminated and superseded by this Agreement, effective as 12:01 a.m., January 1, 2005.

                                   ARTICLE XX
                                  JURISDICTION

      If a party fails to perform its obligations under the terms of this Agreement, the party may be sued in a court of competent jurisdiction located in either Michigan, Missouri, Florida or California to enforce an arbitration award issued pursuant to Article XXIV.

                                   ARTICLE XXI
                                 ENTIRE CONTRACT

      This Agreement represents the entire agreement and understanding among the parties. No other oral or written agreements or contracts relating to the risks reinsured hereunder currently exist and/or contemplated between parties.

                                  ARTICLE XXII
                              ERRORS AND OMISSIONS

      The position of either party to this Agreement shall not be prejudiced by any error or omission in reporting cessions or cancellations of premiums, commissions, losses, loss adjustment expenses or other underwriting expenses under this Agreement, or in claiming payments collectible hereunder for whatever cause.

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                                  ARTICLE XXIII
                                ACCESS TO RECORDS

      Each party shall have the right, at any reasonable time, to examine all records and documents in the possession of the other party which relate to insurance business ceded under this Agreement.

                                  ARTICLE XXIV
                                   ARBITRATION

      Should a dispute arise between the parties relating to this Agreement, it is hereby mutually agreed that, as a condition precedent to any right of action hereunder, such difference shall be submitted to arbitration. Each party shall name their arbitrator within twenty (20) days of receiving a notice of appointment of arbitrator. The two (2) appointed arbitrators shall appoint the umpire. If they cannot agree, the umpire shall be selected by the Circuit Court for the County of Oakland. If either side fails to appoint its arbitrator, the other party may appoint the other arbitrator. Thereafter, the two (2) appointed arbitrators will appoint a neutral within ten (10) days of the appointment of the second arbitrator. The decision of the arbiters shall be final and binding upon the parties and enforceable in a court of competent jurisdiction. The parties shall bear the expense of its arbitrator and jointly and equally bear the expense of the umpire.

      In witness whereof, the parties hereto have caused this Agreement to be executed this____ day of January, 2005.

STAR INSURANCE COMPANY

By: /s/ Gregory L. Wilde
    -----------------------
    Gregory L. Wilde
    President

AMERITRUST INSURANCE CORPORATION

By: /s/ Gregory L. Wilde
    ------------------------
    Gregory L. Wilde
    President

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SAVERS PROPERTY AND CASUALTY INSURANCE COMPANY

By: /s/ Gregory L. Wilde
    ------------------------
    Gregory L. Wilde
    President

WILLIAMSBURG NATIONAL INSURANCE COMPANY

By: /s/ Gregory L. Wilde
    -----------------------
    Gregory L. Wilde
    President

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                                   APPENDIX A
                       INTERCOMPANY REINSURANCE AGREEMENT

      Appendix A to the Inter-Company Reinsurance Agreement (the "Agreement") is made and effective January 1, 2005 by and between Star Insurance Company (Star), and Ameritrust Insurance Corporation, Savers Property and Casualty Insurance Company and Williamsburg National Insurance Company, (hereinafter collectively referred to as "Affiliated Companies").

1. Effective January 1, 2005, the Respective Percentage(s) shall be as follows:

                      Company                         Percentage Respective
                      -------                         ---------------------
Star Insurance Company                                        51.5%

Ameritrust Insurance Corporation                              12.0%

Savers Property and Casualty Insurance Company                23.5%

Williamsburg National Insurance Company                       13.0%

2.    Adjusted Determination of Participation

      Following the end of each Pooling Year, each party's Participation Percentage for that completed year shall be adjusted to be the percentage derived by dividing (a) each party's year-end statutory policyholder's surplus by (b) the corresponding year-end total statutory policyholder's surplus of all parties. For purposes of calculating statutory policyholder's surplus, surplus will be reduced for and will not include investment in subsidiaries. The adjusted participation percentage for the completed policy year shall be the initial Participation Percentage for the then current year. Upon determination and with the appropriate regulatory approval, the adjusted Participation Percentage shall be applied to the completed policy year and all required corresponding adjustment made between the parties.

3. The initial participation percentages listed above may be adjusted from time to time by mutual agreement of the Parties. Any changes to the Parties' participation percentages will only be made after receipt of appropriate regulatory approval.

STAR INSURANCE COMPANY

By:______________________
    Gregory L. Wilde
    President

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AMERITRUST INSURANCE CORPORATION

By:______________________
    Gregory L. Wilde
    President

SAVERS PROPERTY AND CASUALTY INSURANCE COMPANY

By:______________________
    Gregory L. Wilde
    President

WILLIAMSBURG NATIONAL INSURANCE COMPANY

By:______________________
    Gregory L. Wilde
    President

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